Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces Second Quarter Fiscal 2024 Results

Expansion of cost containment efforts and renewed commercial initiatives provide optimism for calendar 2024

Business remains well positioned for apparel demand recovery in calendar 2024

GREENSBORO, N.C., January 31, 2024 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the second fiscal quarter ended December 31, 2023.

Second Quarter Fiscal 2024 Overview

•
Net sales were $136.9 million, an increase of 0.5% from the second quarter of fiscal 2023, driven by higher sales volumes that were muted by lower pricing in response to lower raw material costs.
•
Revenues from REPREVE Fiber products were $45.7 million and represented 33% of net sales.
•
Gross profit was $1.6 million and gross margin was 1.2%, representing sequential-quarter and year-over-year improvements through existing cost saving initiatives, successful execution of renewed commercial efforts, and stabilized input costs.
•
Net loss was $19.8 million, or ($1.10) per share, compared to net loss of $18.0 million. Adjusted Net Loss was $14.7 million, which excludes $5.1 million of restructuring costs, compared to Adjusted Net Loss of $21.8 million for the second quarter of fiscal 2023, which excluded $3.8 million of income tax recoveries in Brazil.
•
Adjusted EBITDA, which also excludes $5.1 million of restructuring costs, was ($5.5) million, compared to ($13.0) million for the second quarter of fiscal 2023.
•
Company continued and expanded cost efficiency measures to streamline operations and reduce expenses across the business.
•
Company recently announced the promotion of key executive leaders to complement the Company’s Profitability Improvement Plan implemented in December 2023, which is focused on streamlining operations and reducing costs.

Adjusted Net Loss, Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Eddie Ingle, Chief Executive Officer of Unifi, Inc., stated, “Our second quarter fiscal 2024 results were in line with our expectations and reflect sequential improvement in our underlying gross profit performance, despite the negative impact from the ongoing challenges in the apparel industry and its supply chains. The recent strategic actions aimed at further reducing ongoing costs, optimizing our operations, and enhancing profitability will strengthen our position for the anticipated recovery in apparel demand in calendar 2024.”

Ingle continued, “Our focus remains on maintaining a disciplined approach to cost management and leveraging operational efficiencies in the short-term environment, but we will continue to invest prudently to support long-term growth and innovation for greater revenues and accretive margins. We are excited about the opportunities across the globe that expand our beyond apparel initiatives and build on our REPREVE Fiber business.”

Second Quarter Fiscal 2024 Compared to Second Quarter Fiscal 2023

Net sales of $136.9 million were relatively unchanged compared to $136.2 million, primarily due to lower average selling prices resulting from lower raw material costs. The Americas Segment experienced modest volume improvement, although sales levels remain below historical averages as a result of weakened demand for fiber in the apparel sector. The Brazil Segment maintained its increased market share with strong sales volumes while facing ongoing pricing pressures from competitive imports. The Asia Segment continued to experience weak apparel demand levels but attained a diverse sales mix.

Gross profit of $1.6 million improved significantly compared to ($8.0) million. Americas Segment gross profit increased $6.3 million, primarily driven by variable cost management efforts and more stable raw material costs. Brazil Segment gross profit improved $1.8 million from higher sales volumes, which were partially offset by unfavorable import pricing dynamics. The Asia Segment continued to demonstrate portfolio strength with a rich mix of REPREVE products, achieving a gross profit increase of $1.5 million and 250 basis points of incremental gross margin.

Operating loss was $17.6 million compared to $19.8 million, aligning with the improvement in gross profit, partially offset by $5.1 million of restructuring costs and $1.3 million of bad debt expense. Net loss was $19.8 million compared to $18.0 million. Adjusted EPS was ($0.81) and Adjusted EBITDA was ($5.5) million, which exclude the $5.1 million of restructuring costs, comprised of $2.7 million related to the dissolution of an unprofitable joint venture and $2.4 million of severance costs.

Fiscal 2024 Outlook

UNIFI expects the following third quarter fiscal 2024 results:

•
Net sales between $149.0 million and $154.0 million;
•
Adjusted EBITDA between ($2.0) million and $1.0 million;
•
Capital expenditures between $4.0 million and $5.0 million; and
•
Continued volatility in the effective tax rate.

Additionally, UNIFI expects sequential improvement from the third quarter to the fourth quarter of fiscal 2024.

Ingle concluded, “While the apparel industry recession has persisted longer than we anticipated, we believe we will see an improved competitive environment moving forward. As one of the strongest textile solutions providers in the world, we stand to expand our global market share and accelerate our financial performance as our industry returns to growth. Further, our recently announced cost reset and commercial improvements should amplify quarterly revenue and earnings on a sequential basis. Our potential in Asia and Brazil continues to shine, demonstrating the strength of our dynamic global business model. As the demand in the Americas normalizes and the industry stabilizes, the results of our recent efforts to strengthen the business will become even more evident as we close our fiscal 2024.”

Second Quarter Fiscal 2024 Earnings Conference Call

UNIFI will provide additional commentary regarding its second quarter 2024 results and other developments during its earnings conference call on February 1, 2024, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

###

About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 40 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive, and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Davis Snyder or Darren Yeun

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net sales	$136,917	$136,212	$275,761	$315,731
Cost of sales	135,281	144,212	274,700	317,168
Gross profit (loss)	1,636	(8,000)	1,061	(1,437)
Selling, general and administrative expenses	12,408	11,748	24,017	23,521
Provision (benefit) for bad debts	1,289	(156)	1,080	18
Restructuring costs	5,101	—	5,101	—
Other operating expense (income), net	481	226	535	(463)
Operating loss	(17,643)	(19,818)	(29,672)	(24,513)
Interest income	(697)	(514)	(1,278)	(1,061)
Interest expense	2,613	1,889	5,098	3,136
Equity in earnings of unconsolidated affiliates	(93)	(86)	(293)	(381)
Loss before income taxes	(19,466)	(21,107)	(33,199)	(26,207)
Provision (benefit) for income taxes	380	(3,070)	(83)	(336)
Net loss	$(19,846)	$(18,037)	$(33,116)	$(25,871)

Net loss per common share:
Basic	$(1.10)	$(1.00)	$(1.83)	$(1.44)
Diluted	$(1.10)	$(1.00)	$(1.83)	$(1.44)

Weighted average common shares outstanding:
Basic	18,110	18,034	18,097	18,017
Diluted	18,110	18,034	18,097	18,017

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2023	July 2, 2023
ASSETS
Cash and cash equivalents	$35,979	$46,960
Receivables, net	69,583	83,725
Inventories	135,676	150,810
Income taxes receivable	2,421	238
Other current assets	12,290	12,327
Total current assets	255,949	294,060
Property, plant and equipment, net	209,435	218,521
Operating lease assets	7,094	7,791
Deferred income taxes	4,812	3,939
Other non-current assets	14,839	14,508
Total assets	$492,129	$538,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$34,709	$44,455
Income taxes payable	2,263	789
Current operating lease liabilities	1,733	1,813
Current portion of long-term debt	12,357	12,006
Other current liabilities	17,409	12,932
Total current liabilities	68,471	71,995
Long-term debt	120,144	128,604
Non-current operating lease liabilities	5,515	6,146
Deferred income taxes	2,526	3,364
Other long-term liabilities	4,133	5,100
Total liabilities	200,789	215,209

Commitments and contingencies

Common stock	1,815	1,808
Capital in excess of par value	70,254	68,901
Retained earnings	273,676	306,792
Accumulated other comprehensive loss	(54,405)	(53,891)
Total shareholders’ equity	291,340	323,610
Total liabilities and shareholders’ equity	$492,129	$538,819

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	December 31, 2023	January 1, 2023
Cash and cash equivalents at beginning of period	$46,960	$53,290
Operating activities:
Net loss	(33,116)	(25,871)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(293)	(381)
Depreciation and amortization expense	13,988	13,478
Non-cash compensation expense	1,387	1,976
Restructuring costs	5,101	—
Recovery of income taxes	—	(3,799)
Deferred income taxes	(1,714)	(304)
Other, net	(120)	289
Changes in assets and liabilities	17,284	21,884
Net cash provided by operating activities	2,517	7,272

Investing activities:
Capital expenditures	(5,982)	(23,950)
Other, net	488	(576)
Net cash used by investing activities	(5,494)	(24,526)

Financing activities:
Proceeds from long-term debt	80,600	101,700
Payments on long-term debt	(88,740)	(85,599)
Other, net	(27)	(705)
Net cash (used) provided by financing activities	(8,167)	15,396

Effect of exchange rate changes on cash and cash equivalents	163	(651)
Net decrease in cash and cash equivalents	(10,981)	(2,509)
Cash and cash equivalents at end of period	$35,979	$50,781

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross profit (loss) details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Americas	$80,549	$85,242	$162,122	$192,886
Brazil	26,061	25,687	55,970	64,566
Asia	30,307	25,283	57,669	58,279
Consolidated net sales	$136,917	$136,212	$275,761	$315,731

	For the Three Months Ended		For the Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Americas	$(6,738)	$(13,084)	$(14,118)	$(17,953)
Brazil	3,139	1,330	5,306	8,117
Asia	5,235	3,754	9,873	8,399
Consolidated gross profit (loss)	$1,636	$(8,000)	$1,061	$(1,437)

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net loss	$(19,846)	$(18,037)	$(33,116)	$(25,871)
Interest expense, net	1,916	1,375	3,820	2,075
Provision (benefit) for income taxes	380	(3,070)	(83)	(336)
Depreciation and amortization expense (1)	6,922	6,693	13,910	13,390
EBITDA	(10,628)	(13,039)	(15,469)	(10,742)

Loss on joint venture dissolution (2)	2,750	—	2,750	—
Severance (3)	2,351	—	2,351	—
Adjusted EBITDA	$(5,527)	$(13,039)	$(10,368)	$(10,742)

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
In the second quarter of fiscal 2024, UNIFI recorded a loss of $2,750 related to the dissolution of a joint venture.
(3)
In the second quarter of fiscal 2024, UNIFI incurred certain severance costs in connection with overall cost reduction efforts in the U.S.

Adjusted Net Loss and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) loss before income taxes (“Pre-tax Loss”), provision (benefit) for income taxes (“Tax Impact”), and net loss (“Net Loss”) to Adjusted Net Loss and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended December 31, 2023				For the Three Months Ended January 1, 2023
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(19,466)	$(380)	$(19,846)	$(1.10)	$(21,107)	$3,070	$(18,037)	$(1.00)
Loss on joint venture dissolution (1)	2,750	—	2,750	0.15	—	—	—	—
Severance (2)	2,351	—	2,351	0.14	—	—	—	—
Recovery of income taxes (3)	—	—	—	—	—	(3,799)	(3,799)	(0.21)
Adjusted results	$(14,365)	$(380)	$(14,745)	$(0.81)	$(21,107)	$(729)	$(21,836)	$(1.21)

Weighted average common shares outstanding				18,110				18,034

	For the Six Months Ended December 31, 2023				For the Six Months Ended January 1, 2023
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(33,199)	$83	$(33,116)	$(1.83)	$(26,207)	$336	$(25,871)	$(1.44)
Loss on joint venture dissolution (1)	2,750	—	2,750	0.15	—	—	—	—
Severance (2)	2,351	—	2,351	0.13	—	—	—	—
Recovery of income taxes (3)	—	—	—	—	—	(3,799)	(3,799)	(0.21)
Adjusted results	$(28,098)	$83	$(28,015)	$(1.55)	$(26,207)	$(3,463)	$(29,670)	$(1.65)

Weighted average common shares outstanding				18,097				18,017

(1)
In the second quarter of fiscal 2024, UNIFI recorded a loss of $2,750 related to the dissolution of a joint venture.
(2)
In the second quarter of fiscal 2024, UNIFI incurred certain severance costs in connection with overall cost reduction efforts in the U.S.
(3)
In the second quarter of fiscal 2023, UNIFI recorded a recovery of income taxes in connection with filing amended tax returns in Brazil relating to certain income taxes paid in prior fiscal years.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	December 31, 2023	July 2, 2023
Long-term debt	$120,144	$128,604
Current portion of long-term debt	12,357	12,006
Unamortized debt issuance costs	259	289
Debt principal	132,760	140,899
Less: cash and cash equivalents	35,979	46,960
Net Debt	$96,781	$93,939

Cash and cash equivalents

At December 31, 2023 and July 2, 2023, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

•
EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•
Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of climate change or environmental, health and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-